UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2005

Commission File Number: 0-22325

INFORMATION ARCHITECTS CORPORATION
(Exact name of registrant as specified in its chapter)
NORTH CAROLINA	87-0399301
(State or other jurisdiction of incorporation)	IRS Employer Identification No.)

6500 SW 15th Ave, Suite 300, Ft. Lauderdale, FL 33309
(Address of principal executive offices) (Zip Code)

(954) 545-8181
(Registrant’s telephone number, including area code)

1541 N. Dale Mabry Highway, Suite 201
Lutz, FL 33558
(Former name or former address, if changed since last report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Form 8-K/A amends the registrant’s Form 8-K filed February 18, 2005. In response to the Form 8-K filed on February 18, 2005, copies of which were provided to the registrant’s current and former auditors, the registrant received a letter from its current auditors, Jaspers & Hall, P.C., which is dated June 1, 2005 responding to the content of the information contained in the registrant’s initial Form 8-K filed on February 18, 2005. The registrant has received no written response from Michael B. Johnson & Co., LLC or Russell & Atkins, PLC in connection with their receipt or review of the registrant’s Form 8-K filed on February 18, 2005.

ITEM  9.01.      Financial Statements and Exhibits

             (c)         Exhibits.
Exhibit No.	Description

7.1	Registrant’s Current Auditor Letter Dated June 1, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.

Information Architects Corporation By: /s/ William Overhulser, COO William Overhulser, COO

Date: June 1, 2005